EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CD 2018-CD7 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

KeyBank National Association, as Master Servicer, Rialto Capital Advisors, LLC, as General Special Servicer, KeyBank National Association, as Westside NYC Multifamily Portfolio Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Aventura Mall Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Aventura Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Aventura Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Aventura Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Aventura Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Aventura Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Aventura Mall Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Playa Largo Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Playa Largo Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Playa Largo Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Playa Largo Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Playa Largo Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Playa Largo Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Playa Largo Mortgage Loan on and after November 1, 2021, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer for the Riverwalk Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Riverwalk Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Riverwalk Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Riverwalk Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Riverwalk Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Riverwalk Mortgage Loan on and after November 1, 2021.

Dated: March 11, 2022

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)